Exhibit 99.1
CUMULUS MEDIA INC.

Cumulus Reports Operating Results for Fourth Quarter and Full Year 2015

ATLANTA, GA — March 10, 2016: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today announced operating results for the three months and year ended December 31, 2015.

For the quarter ended December 31, 2015, the Company reported net revenue of $308.8 million, down 6.2% vs. the quarter ended December 31, 2014 and Adjusted EBITDA of $63.0 million, down 30.3% from the quarter ended December 31, 2014. For the year ended December 31, 2015, net revenue and Adjusted EBITDA were $1,168.7 million and $259.1 million, down 7.5% and 21.4%, respectively, from the comparable measures a year ago.

On the quarter, Mary G. Berner, CEO said: “Our continued underperformance in the fourth quarter underscores the amount of work required to address the significant challenges that we face. However, by quickly establishing and beginning to implement our operational turnaround initiatives - enhancing our operational blocking and tackling, instituting a strong and positive culture, and driving improved ratings - we believe that, with time, we can stabilize the business and ultimately provide a foundation for growth.”

Operating Summary (in thousands, except percentages and per share data):

	Three Months Ended December 31,
	2015	2014	% Change
Net revenue	$308,825	$329,247	(6.2)%
Adjusted EBITDA (1)	$63,047	$90,419	(30.3)%
Basic and diluted EPS	$(0.02)	$0.02

	Year Ended December 31,
	2015	2014	% Change
Net revenue	$1,168,679	$1,263,423	(7.5)%
Adjusted EBITDA (1)	$259,145	$329,526	(21.4)%
Basic and diluted EPS	$(2.34)	$0.05

Other Financial Information

	As of
	December 31, 2015	December 31, 2014	% Change
Cash and cash equivalents	$31,657	$7,271	335.4%

Term loans	$1,838,940	$1,903,875	(3.4)%
7.75% Senior Notes	610,000	610,000	—%
Total debt	$2,448,940	$2,513,875	(2.6)%

	Three Months Ended December 31,
	2015	2014
Capital expenditures	$3,419	$5,605

	Year Ended December 31,
	2015	2014
Capital expenditures	$19,236	$19,006

(1)
Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measure and Definition” and “Reconciliation of Non-GAAP Financial Measure to Most Directly Comparable GAAP Measure” included herein.

Results for Fourth quarter 2015

Net Revenue

The following table presents our net revenue by category (dollars in thousands).

	Three Months Ended December 31,
	2015	2014	% Change
Revenue:
Broadcast advertising	$290,445	$291,826	(0.5)%
Digital advertising	10,000	17,457	(42.7)%
Political advertising	2,321	10,676	(78.3)%
License fees & other	6,059	9,288	(34.8)%
Net revenue	$308,825	$329,247	(6.2)%

The following table presents our broadcast advertising revenue by source (dollars in thousands).

	Three Months Ended December 31,
	2015	2014	% Change
Broadcast advertising:
Local	$171,523	$172,546	(0.6)%
National	24,912	27,824	(10.5)%
Network	94,010	91,456	2.8%
	$290,445	$291,826	(0.5)%

Results for the Year Ended December 31, 2015

Net Revenue

The following table presents our net revenue by category (dollars in thousands).

	Year Ended December 31,
	2015	2014	% Change
Revenue:
Broadcast advertising	$1,092,657	$1,150,916	(5.1)%
Digital advertising	36,653	52,660	(30.4)%
Political advertising	5,041	20,974	(76.0)%
License fees & other	34,328	38,873	(11.7)%
Net revenue	$1,168,679	$1,263,423	(7.5)%

The following table presents our broadcast advertising revenue by source (dollars in thousands).

	Year Ended December 31,
	2015	2014	% Change
Broadcast advertising:
Local	$653,928	$668,166	(2.1)%
National	100,590	110,491	(9.0)%
Network	338,139	372,259	(9.2)%
	$1,092,657	$1,150,916	(5.1)%

Net revenue for the year ended December 31, 2015 decreased $94.7 million, or 7.5%, to $1,168.7 million compared to $1,263.4 million for the year ended December 31, 2014. The decrease resulted from decreases of $58.3 million, $16.0 million, $15.9 million and $4.5 million in broadcast advertising, digital advertising, political advertising and license fees and other revenue, respectively. The decreases in national broadcast advertising revenue and network broadcast advertising revenue were a result of three distinct factors. First, national spot advertising sales are heavily dependent on ratings across our stations. Declining ratings in certain key markets resulted in a significant decrease in national spot revenue period over period. Second, our largest competitor has strategically shifted its focus towards national advertising clients, resulting in lower market share and revenues for us and the remainder of the industry. Third, our sales execution in 2015 compared to 2014 was less successful partially due to national advertisers seeking more digital advertising components than we are currently able to fulfill. Local spot advertising revenue also decreased but at a lesser rate than national spot advertising and network advertising revenue. While local spot advertising is also impacted by ratings changes, it can be more easily augmented through local events and local talent endorsements. Local advertising clients tend to focus more on the direct results of their advertising campaigns, instead of purely basing their decisions on audience metrics. This is particularly true in smaller and mid-sized markets where ratings measurements are taken only two or four times a year, versus weekly ratings measurements in major markets that impact national spot sales. Local advertising clients also place less emphasis on newer digital advertising products, allowing us to retain more revenue than in the national spot marketplace. The decrease in political advertising revenue was due to revenue in 2015 having less activity compared to increased activity associated with mid-term and gubernatorial elections that drove revenue in 2014. The decrease in digital revenue was principally driven by the winding down of our advertising relationship with Rdio.com.

Earnings Call Information
Cumulus Media Inc. will host a teleconference today at 4:30 PM eastern time to discuss its fourth quarter and full year 2015 operating results. The conference call dial-in number for domestic callers is 877-830-7699. International callers should dial 660-422-3366 for conference call access.

Please call five to ten minutes in advance to ensure that you are connected prior to the presentation. The call also may be accessed via webcast at www.cumulus.com.

Following completion of the call, a replay can be accessed until 11:30 PM eastern time, April 10, 2016. Domestic callers can access the replay by dialing 855-859-2056, replay code 81303180#. International callers should dial 404-537-3406 for conference replay access.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to certain historical and our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our ability to access borrowings under our revolving credit facility, our ability from time to time to renew one or more of our broadcast licenses, changes in interest rates, changes in the fair value of our investments, the timing of, and our ability to complete any acquisitions or dispositions pending from time to time, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to manage growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives, the impact of regulatory rules or proceedings that may affect our business, or any acquisitions, from time to time, other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”) and any previously filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media
A leader in the radio broadcasting industry, Cumulus Media (NASDAQ:CMLS) combines high-quality local programming with iconic, nationally syndicated media, sports and entertainment brands to deliver premium content choices to the 245 million people reached each week through its 454 owned-and-operated stations broadcasting in 90 US media markets (including eight of the top 10), more than 8,200 broadcast radio stations affiliated with its Westwood One network and numerous digital channels. Together, the Cumulus/Westwood One platforms make Cumulus Media one of the few media companies that can provide advertisers with national reach and local impact. Cumulus/Westwood One is the exclusive radio broadcast partner to some of the largest brands in sports and entertainment, including the NFL, the NCAA, the Masters, the Olympics, the GRAMMYs, the Academy of Country Music Awards, the American Music Awards, and the Billboard Music Awards. Additionally, it is the nation's leading provider of country music and lifestyle content through its NASH brand, which serves country fans nationwide through radio programming, NASH Country Weekly magazine, video, and live events. For more information, visit www.cumulus.com.

For further information, please contact:
Cumulus Media Inc.
J.P. Hannan
Senior Vice President, Treasurer and Chief Financial Officer
404-260-6600
jp.hannan@cumulus.com

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net revenue	$308,825	$329,247	$1,168,679	$1,263,423
Operating expenses:
Content costs	109,771	116,727	396,426	433,596
Selling, general & administrative expenses	126,910	116,853	477,327	470,441
Depreciation and amortization	25,523	28,180	102,105	115,275
LMA fees	2,544	1,969	10,129	7,195
Corporate expenses	8,726	5,330	35,730	30,464
Stock-based compensation expense	986	4,993	21,033	17,638
Acquisition-related and restructuring costs	3,480	12,891	16,640	28,326
Loss (gain) on sale of assets or stations	2,064	(71)	2,856	(1,342)
Impairment of intangible assets and goodwill	—	—	565,584	—
Impairment charges - equity interest in Pulser Media Inc.	—	—	19,364	—
Total operating expenses	280,004	286,872	1,647,194	1,101,593
Operating income (loss)	28,821	42,375	(478,515)	161,830
Non-operating (expense) income:
Interest expense	(35,592)	(36,153)	(141,679)	(145,533)
Interest income	26	364	433	1,388
Gain on early extinguishment of debt	13,222	—	13,222	—
Other income, net	1,604	366	14,205	4,338
Total non-operating expense, net	(20,740)	(35,423)	(113,819)	(139,807)
Income (loss) before income taxes	8,081	6,952	(592,334)	22,023
Income tax (expense) benefit	(12,680)	(3,591)	45,840	(10,254)
Net income (loss)	$(4,599)	$3,361	$(546,494)	$11,769
Basic and diluted (loss) income per common share:
Basic: (Loss) income per share	$(0.02)	$0.02	$(2.34)	$0.05
Diluted: (Loss) income per share	$(0.02)	$0.02	$(2.34)	$0.05
Weighted average basic common shares outstanding	233,694,183	232,278,529	233,415,441	226,142,456
Weighted average diluted common shares outstanding	233,694,183	232,590,553	233,415,441	228,963,158

Non-GAAP Financial Measure and Definition
We utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. The non-GAAP financial measure used in this release is Adjusted EBITDA.

We define Adjusted EBITDA as net income (loss) before any non-operating expenses, including depreciation and amortization, stock-based compensation expense, gain or loss on sale of assets or stations (if any), gain or loss on derivative instruments (if any), impairment of assets (if any), acquisition-related and restructuring costs (if any) and franchise and state taxes.

Adjusted EBITDA is the financial metric utilized by management to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our core operations after the incurrence of corporate, general and administrative expenses. Management also uses this measure to determine the contribution of our core operations, including the corporate resources employed to manage the operations, to the funding of our other operating expenses and to the funding of debt service and acquisitions. In addition, Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our credit facility.

In deriving this measure, management excludes depreciation, amortization, and stock-based compensation expense, as these do not represent cash payments for activities directly related to our core operations. Management excludes any gain or loss on the exchange or sale of any assets or stations as it does not represent a cash transaction. Management also excludes any gain or loss on derivative instruments as it does not represent a cash transaction nor are they associated with core operations. Expenses relating to acquisitions and restructuring costs are also excluded from the calculation of Adjusted EBITDA as they are not directly related to our core operations. Management excludes any impairment of goodwill and intangible assets as they do not require a cash outlay.

Management believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of a media company. Management has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for media companies and is a key metric for purposes of calculating and determining compliance with certain covenants in our credit facility. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the three months and years ended December 31, 2015 and 2014 (dollars in thousands):

	Three Months Ended December 31,
	2015	2014
Net (loss) income	$(4,599)	$3,361
Income tax expense	12,680	3,591
Non-operating expenses, including interest expense	33,962	35,423
LMA fees	2,544	1,969
Depreciation and amortization	25,523	28,180
Stock-based compensation expense	986	4,993
Loss (gain) on sale of assets or stations	2,064	(71)
Acquisition-related and restructuring costs	3,480	12,891
Franchise and state taxes	(371)	82
Gain on early extinguishment of debt	(13,222)	—
Adjusted EBITDA	$63,047	$90,419

	Year Ended December 31,
	2015	2014
Net (loss) income	$(546,494)	$11,769
Income tax (benefit) expense	(45,840)	10,254
Non-operating expenses, including net interest expense	127,041	139,807
LMA fees	10,129	7,195
Depreciation and amortization	102,105	115,275
Stock-based compensation expense	21,033	17,638
Loss (gain) on sale of assets or stations	2,856	(1,342)
Impairment of intangible assets and goodwill	565,584	—
Impairment charges - equity interest in Pulser Media Inc.	19,364	—
Acquisition-related and restructuring costs	16,640	28,326
Franchise and state taxes	(51)	604
Gain on early extinguishment of debt	(13,222)	—
Adjusted EBITDA	$259,145	$329,526